Exhibit 10.31

SHARE AND WARRANT CANCELLATION AGREEMENT

This Share and Warrant Cancellation Agreement (this “Agreement”) is entered into as of September 12, 2023, between First Light Acquisition Group, Inc., a Delaware corporation (the “Company”), First Light Acquisition Group, LLC, a Delaware series limited liability company (the “Sponsor”) and Metric Finance Holdings I, LLC, a Delaware limited liability company (“Metric” and together with the Sponsor, the “Stockholders”). Defined terms used but not otherwise defined herein shall have the meaning given to them in the Merger Agreement (as defined below).

WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of the January 9, 2023 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Merger Agreement”), by and among the Company, FLAG Merger Sub, Inc., a Nevada corporation, Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), the Sponsor and Allan Camaisa, in the capacity as representative of the stockholders of Calidi, the Company and the Stockholders entered into that certain Sponsor Agreement, dated as of January 9, 2023, as amended on June 16, 2023, by and among the Stockholders, the Company, Calidi and certain other parties thereto (the “Sponsor Agreement”);

WHEREAS, as of January 9, 2023, the Sponsor held 2,575,803 shares of Class B Common Stock, par value $0.0001 per share, of the Company (the “Shares”) and 2,583,333 warrants purchased by the Sponsor and Metric in a private placement (the “Private Placement Warrants”); and

WHEREAS, as of January 9, 2023, Metric held 871,543 Shares and 813,822 Private Placement Warrants; and

WHEREAS, pursuant to the Sponsor Agreement, the Sponsor and Metric agreed to make available up to 3,397,155 Private Placement Warrants and 643,951 Shares, in the case of the Sponsor, and 217,886 Shares, in the case of Metric, (i) as incentives in connection with any Sponsor-Assisted Permitted Calidi Equity Issuance, or (ii) to pay expenses or otherwise reduce costs incurred in connection with the Business Combination, or in connection with other pre-Closing operating costs of FLAG or otherwise forfeit such Incentive Securities for no consideration;

WHEREAS, pursuant to the terms of certain share and warrant transfer agreements, (i) the Sponsor has agreed to transfer an aggregate amount of 477,750 Shares and 1,454,079 Private Placement Warrants and (ii) Metric has agreed to transfers an aggregate amount of 161,180 Shares and 458,075 Private Placement Warrants to certain third parties, in each upon the consummation of the Merger Agreement; and

WHEREAS, pursuant to the terms of the Sponsor Agreement, the (i) Sponsor has agreed to cancel and forfeit for no consideration 166,201 Shares (the “Remaining Sponsor Shares”) and 1,129,254 Private Placement Warrants (the “Remaining Sponsor Warrants”) and (ii) Metric has agreed to cancel and forfeit for no consideration 56,706 Shares (the

“Remaining Metric Shares”) and 355,747 Private Placement Warrants (the “Remaining Metric Warrants”, and together with the Remaining Sponsor Shares, the Remaining Sponsor Warrants and the Remaining Metric Shares, the “Remaining Incentive Securities”), in each case effective upon the consummation of the Merger Agreement..

NOW THEREFORE, in consideration of the forgoing and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Share and Warrant Cancellation. The Remaining Incentive Securities are hereby cancelled and forfeited for no consideration effective as of the Closing, and the Stockholders shall have no rights with respect thereto, effective upon the consummation of the Merger Agreement.

2. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements or other communications or understandings, whether written or oral, of any and every nature among them.

3. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consents shall be void. This Agreement shall be governed by, and construed exclusively in accordance with, the laws of the State of Delaware without regard to conflict of laws rules. This Agreement may be (x) executed and (y) delivered electronically in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

FIRST LIGHT ACQUISITION GROUP, INC.

By:
Name: Thomas A. Vecchiolla Title: Chief Executive Officer

[SIGNATURE PAGE TO SHARE CANCELLATION AGREEMENT]

STOCKHOLDERS

FIRST LIGHT ACQUISITION GROUP LLC

By:
Name: Thomas A. Vecchiolla Title: President

METRIC FINANCE HOLDINGS I, LLC

By:
Name: Michael Constantino
Title: Chief Financial Officer

[SIGNATURE PAGE TO SHARE CANCELLATION AGREEMENT]